Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-281488 on Form S-3 and Registration Statement Nos. 333-276914 and 333-283355 on Form S-8 of our reports dated February 28, 2025, relating to the financial statements of American Healthcare REIT, Inc. and the effectiveness of American Healthcare REIT, Inc.’s internal control over financial reporting appearing in this Annual Report on Form 10-K for the year ended December 31, 2024.

/s/ Deloitte & Touche LLP

Costa Mesa, California
February 28, 2025